EXHIBIT 13(b)

                        Consent of Coopers & Lybrand LLP
      (regarding the Audited Financial Statements of the Insurance Company)



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion in this registration statement on Form N-3 (File Nos. 333-03093 and 811-07615), of our report dated April 20, 1998 on our audit of the financial statements of Great American Reserve Insurance Company. We also consent to the reference to our firm under the caption "Independent Accountants" in Part I of the Prospectus and in the Statement of Additional Information.





                                           /s/ Coopers & Lybrand L.L.P.
                                           COOPERS & LYBRAND L.L.P.






Indianapolis, Indiana
April 29, 1998